UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No.)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Xiao Mou (Peter) Zhang as Chief Executive Officer

On October 24, 2024, the Board of Directors (the “Board”) of HF Foods Group Inc. (“HF Foods” or the “Company”) terminated Xiao Mou (Peter) Zhang as Chief Executive Officer of the Company, without cause, effective immediately. Mr. Zhang’s termination is not due to any disagreement with the Company regarding its financial reporting, policies or practices. Mr. Zhang remains on the Board.

Appointment of Xi (Felix) Lin as Interim Chief Executive Officer

On October 24, 2024, Xi (Felix) Lin was appointed to serve as Interim Chief Executive Officer, effective immediately. Mr. Lin continues to serve as the Company’s Chief Operating Officer and President.

Mr. Lin, age 35, has served as President of the Company since February 2024, and as Chief Operating Officer since May 2022. Mr. Lin previously served as Interim Chief Financial Officer of the Company from May 2022 to August 2022 and February 2024 to May 2024, and as an independent director of the Company from November 2019 to April 2022, where he served as Chairman of the Audit Committee and the Special Investigation Committee. Prior to joining HF Foods, Mr. Lin worked in a number of positions at Blue Bird Corporation, a leading school bus manufacturer in North America, from 2010 until his resignation in April 2022. Prior to his resignation, Mr. Lin served as Vice President, where he oversaw human resources, corporate and operations training, government relations, compliance and strategy. He also held various other leadership positions within Blue Bird Corporation in the Manufacturing Operations and Supply Chain Departments from 2015 to 2016, the Finance and Accounting Department in 2011 and from 2013 to 2015, and the International Business Development and M&A Departments in 2012. Mr. Lin received his B.A. in Accounting and Finance from the Eugene Stetson School of Business and Economics at Mercer University in Georgia, a Master’s degree in Accountancy from the J. Whitney Bunting College of Business at Georgia College and State University in Georgia, and a Master’s degree in Business Administration from the University of North Carolina at Chapel Hill.

There are no arrangements or understandings between Mr. Lin and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Lin and any director or executive officer of the Company, and Mr. Lin does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lin’s compensation as Interim Chief Executive Officer will be determined at a later time.

Item 7.01. Regulation FD Disclosure.

On October 28, 2024, the Company issued a press release in connection with the foregoing events. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Company press release dated October 28, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: October 28, 2024	/s/ Cindy Yao
Cindy Yao
Chief Financial Officer